Exhibit 99.1

SPECIAL MEETING OF STOCKHOLDERS

PROXY

OF

CATALYST SEMICONDUCTOR, INC.

[            ], 2008

This proxy is being solicited by the Board of Directors of Catalyst Semiconductor, Inc.

The undersigned, having read the Notice of Special Meeting of Stockholders and the Proxy Statement dated [            ], 2008, receipt of which are hereby acknowledged, hereby appoint(s) David Eichler and Gelu Voicu, or either of them, with full power and authority to act without the other and with full power of substitution, as proxies to represent and vote, as directed herein, all shares the undersigned is entitled to vote at the special meeting of stockholders of Catalyst Semiconductor, Inc. to be held at Catalyst headquarters at 2975 Stender Way, Santa Clara, CA 95054, on [            ], 2008 at 10:00 a.m., local time, and at all continuations, adjournments or postponements thereof.

You are encouraged to specify your choice by marking the appropriate box. This proxy will be voted as specified by you, but if no choice is specified, it will be voted FOR the proposal described on this proxy card. Please complete your voting selection, date, sign and mail your proxy card in the envelope provided as soon as possible.

The Board of Directors unanimously recommends a vote FOR:

1. Adoption and approval of the Agreement and Plan of Merger and Reorganization, dated as of July 16, 2008, by and among ON Semiconductor Corporation, Catalyst Semiconductor, Inc. and Centaur Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of ON Semiconductor Corporation.

FOR  ☐        AGAINST  ☐        ABSTAIN  ☐

2. Approval of any motion to adjourn or postpone the special meeting to another time or place if necessary to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve Proposal 1 above.

FOR  ☐        AGAINST  ☐        ABSTAIN  ☐

(continued, and to be signed and dated, on reverse side)

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF, INCLUDING, IF SUBMITTED TO A VOTE OF THE STOCKHOLDERS, A MOTION TO ADJOURN THE SPECIAL MEETING TO ANOTHER TIME OR PLACE FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES.

NAME(S):

DATE:

NOTE: Please sign your name exactly as it appears on your stock certificate(s). Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full.